Exhibit 99.1

NEWS RELEASE

For Immediate Release	One American Row
PO Box 5056
Hartford CT 06102-5056
www.phoenixwm.com

Contacts:
Media Relations	Investor Relations
Alice S. Ericson, 860-403-5946	Naomi Baline Kleinman, 860-403-7100
alice.ericson@phoenixwm.com	pnx.ir@phoenixwm.com

The Phoenix Companies, Inc. (NYSE:PNX) Commences Consent Solicitation to Amend

Indenture for 7.45% Quarterly Interest Bonds due 2032 (CUSIP 71902E 20 8) (NYSE:PFX)

Hartford, Conn., Jan. 23, 2014 – The Phoenix Companies, Inc. (NYSE:PNX) today commenced its previously announced solicitation of bondholders holding its 7.45% Quarterly Interest Bonds Due 2032 (CUSIP 71902E 20 8) seeking a consent to amend the indenture governing the bonds and provide a related waiver.

The amendment to the terms of the indenture would allow Phoenix to extend to March 16, 2015 the deadline for all SEC reports required to be delivered to the bond trustee prior to that date, but will not alter the company’s current obligation to pay principal and interest on the bonds as provided for in the indenture.

Phoenix previously said it expects to file its 2012 Form 10-K by March 31, 2014 and become a timely SEC filer with the filing of its second quarter 2014 Form 10-Q. The extended deadline would provide Phoenix with additional flexibility for delivering required SEC reports to the bond trustee.

As previously reported, Phoenix is restating historical annual and interim GAAP financial statements. As a result, Phoenix has not yet filed with the SEC its third quarter 2012 Form 10-Q and its subsequent periodic reports.

Phoenix is required to file its quarterly and annual reports with the bond trustee within 15 days after the applicable filing deadline. After each deadline, the trustee or holders representing 25% or more in outstanding principal amount of the bonds may then initiate a 60-day “cure” period. If the reports are not delivered to the trustee before the cure period expires, the trustee or holders representing 25% or more in outstanding principal amount of the bonds can request acceleration of maturity.

-more-

The Phoenix Companies, Inc. … 2

In May 2013, Phoenix received valid consents from bondholders that allowed the company to extend the date for providing to the bond trustee its third quarter 2012 Form 10-Q and subsequent periodic reports to Dec. 31, 2013. Because Phoenix did not meet this deadline and does not expect to provide the reports within the cure period, it must obtain bondholder consent for the amendments and waiver by March 7, 2014 to avoid an event of default.

Phoenix is making a Consent Solicitation Statement available to its bondholders through the bank or broker where their bonds are held and will begin outreach for their consent to the amendments. If the consent solicitation is successful, and subject to the conditions described in the Consent Solicitation Statement, bondholders will be compensated for their consent in the amount of $0.0625 for each $25 in principal amount. Bondholders may revoke their consent pursuant to the terms described in the Consent Solicitation Statement.

The solicitation will expire at 5 p.m., EST, on Feb. 20, 2014, or such date and time to which the company may extend it. Only bondholders of record as of the close of business on Jan. 22, 2014 may provide consents and receive the consent fee.

This announcement is not a solicitation of consents with respect to any bonds. The consent solicitation is being made solely by a Consent Solicitation Statement and related documents.

Morgan Stanley & Co. LLC is serving as Solicitation Agent and D.F. King & Co., Inc. is serving as Information and Tabulation Agent for this solicitation. Bondholders needing assistance or additional copies of the Consent Solicitation Statement should call D.F. King at 1-800-829-6551 or send an email to pfx@dfking.com. Bankers and brokers should call D.F. King at 1-212-269-5550. General questions may be directed to Morgan Stanley at 1-800-624-1808.

Phoenix’s 7.45% Quarterly Interest Bonds are a retail note issued in 2001 with approximately $253 million outstanding and are traded on the NYSE under the symbol “PFX.”

ABOUT PHOENIX

The Phoenix Companies, Inc. (NYSE:PNX) helps financial professionals provide solutions, including income strategies and insurance protection, to families and individuals planning for or living in retirement. Founded as a life insurance company in 1851, Phoenix offers products and services designed to meet financial needs in the middle income and mass affluent markets. Its distribution subsidiary, Saybrus Partners, Inc. offers solutions-based sales support to financial professionals and represents Phoenix’s products among key distributors, including independent marketing organizations and brokerage general agencies. Phoenix is headquartered in Hartford, Connecticut, and its principal operating subsidiary, Phoenix Life Insurance Company, has its statutory home office in East Greenbush, New York. For more information, visit www.phoenixwm.com.

-more-

The Phoenix Companies, Inc. … 3

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The foregoing contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  We intend for these forward-looking statements to be covered by the safe harbor provisions of the federal securities laws relating to forward-looking statements.  These forward-looking statements include statements relating to, or representing management’s beliefs about, our future transactions, strategies, operations and financial results, including, without limitation, our expectation to provide information within anticipated timeframes and potential penalties that may result from failure to timely file statutory financial statements with state insurance regulators, and the Company’s ability to satisfy its requirements under, and maintain the listing of its shares on, the NYSE. Such forward-looking statements often contain words such as “will,” “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “is targeting,” “may,” “should” and other similar words or expressions.  Forward-looking statements are made based upon management’s current expectations and beliefs and are not guarantees of future performance.  Our ability to provide updated information about the restatement in the anticipated timeframe, complete the restatement and resume a timely filing schedule with respect to our SEC filings reflecting the restatement is subject to a number of contingencies, including but not limited to, whether we continue to identify errors in our consolidated financial statements, whether existing systems and processes can be timely updated, supplemented or replaced, and the number and complexity of, and periods covered by, the periodic reports that we will have to file with the SEC to reflect the restatement. Our actual business, financial condition or results of operations may differ materially from those suggested by forward-looking statements as a result of risks and uncertainties which include, among others, those risks and uncertainties described in any of our other filings with the SEC.  Certain other factors which may impact our business, financial condition or results of operations or which may cause actual results to differ from such forward-looking statements are discussed or included in our periodic reports filed with the SEC and are available on our website at www.phoenixwm.com under “Investor Relations.”  You are urged to carefully consider all such factors.  We do not undertake or plan to update or revise forward-looking statements to reflect actual results, changes in plans, assumptions, estimates or projections, or other circumstances occurring after the date of this news release, even if such results, changes or circumstances make it clear that any forward-looking information will not be realized.  If we make any future public statements or disclosures which modify or impact any of the forward-looking statements contained in or accompanying this news release, such statements or disclosures will be deemed to modify or supersede such statements in this news release.

###